EXHIBIT 10.2

CERTIFICATION

     The undersigned hereby certifies that the following amendment was unanimously approved by the members of the Administrative Committee of Premiere Global Services, Inc. at a meeting held on June 16, 2009:

AMENDMENT TO SUSPEND EMPLOYER MATCH
PREMIERE GLOBAL SERVICES, INC. 401(K) PLAN

     WHEREAS, Premiere Global Services, Inc. (the “Plan Sponsor”) sponsors and maintains the Premiere Global Services, Inc. 401(k) Plan (the “Plan”) for the benefit of eligible employees;

     WHEREAS, the Administrative Committee, acting on behalf of the Plan Sponsor, has been delegated the authority to amend the Plan from time to time in the Administrative Committee's discretion; and

     WHEREAS, the Administrative Committee desires to amend the Plan to suspend employer matching contributions ("Matching Contributions") effective for the calendar quarter ending June 30, 2009, and all future periods until changed by action of the Administrative Committee;

     NOW THEREFORE, BE IT RESOLVED that notwithstanding any Plan provision to the contrary, all Matching Contributions shall be suspended and no Matching Contributions shall be made for the calendar quarter ending June 30, 2009, and all future periods until changed by action of the Administrative Committee.

     Dated this 29th day of September, 2009, but effective as of the date set forth herein.

PREMIERE GLOBAL SERVICES, INC.
By: /s/ Vesta Mullaney Janner

Director, Compensation and Benefits and Member of the
Administrative Committee